Exhibit 10(i)

The First International Bank of Israel Ltd.               August 16, 1999
Tel-Aviv Main Branch

Dear Sirs,

Whereas on February 17, 1999 we signed a Request for a loan in foreign currency (hereinafter: "loan application") which is attached hereto and forms an integral part hereof;

And whereas in the loan application we requested you to grant us a loan in the amount of U.S. $24,000 000 (Twenty four million) due date August 18, 1999 ("loan") and you granted the loan to us;

And whereas the due date of the loan will expire on August 18, 1999;

We accordingly request you to extend the validity of the loan for a period of 3 months up to the new expiry date on November 18, 1999.

All other terms and conditions of the loan as stipulated in the loan application, remain unchanged.

                                          Yours faithfully,

                                          PEC Israel Finance Corporation Ltd.

                  [Borrower's signature]  -----------------------------------
                                    By:   s/JON BOOCK  s/MICHEL DAHAN
                                          -----------------------------------
                                    Title:
                                          -----------------------------------

We, the undersigned, as signatories on a Special Guarantee as stipulated in the loan application, hereby confirm that the expiry date of the a/m loan has been extended with our knowledge and consent and that our guarantee of the obligations of PEC Israel Finance Corporation Ltd. towards you under the loan remains in full force and effect.

                                          PEC Israel Economic Corporation
                   Guarantor's signature: By:  Frank J. Klein, President
                                          -----------------------------------
                                    Date: August 16, 1999
                                          -----------------------------------


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

THE FIRST INTERNATIONAL BANK OF ISRAEL LTD.      A SAFRA BANK

            APPLICATION FOR FOREIGN CURRENCY LOAN [FLOATING INTEREST]

The First International Bank         Customer's name: PEC Israel Finance
of Israel Ltd. Tel Aviv Main                          Corporation Ltd.
Branch                               Account No: 467057
                                     Date: August 16, 1999

Dear Sirs:

      Within the scope of the General Debit Agreement signed between us (hereinafter the "debit agreement") and subject to our obligations towards you therein and under any other document signed and/or to be signed by us, we request you to grant to us a foreign currency loan (hereinafter - "the loan") on the terms set forth below:

1.    LOAN CURRENCY AND AMOUNT
      The loan will be in U.S. Dollars (hereinafter - "the loan currency") in the amount of $24,000,000.

2.    REPAYMENT OF PRINCIPAL
      The principal amount of the loan will be repaid in the loan currency:
  o by ______ monthly/quarterly/semi-annual consecutive and equal installments of ___________ each on the ____ day of the month commencing on
      ________________.
  o by _____ consecutive and equal installments of ________________ each on the last day of March, June, September and December in each year commencing on _________________.
  |X| in one bullet payment on November 18, 1999.
  o   by installments in amounts and on dates as follows:
      the sum of _____________ on _______________.
      the sum of _____________ on _______________.
      the sum of _____________ on _______________.
      the sum of _____________ on _______________.
      the sum of _____________ on _______________.

3.    LOAN INTEREST
      a.    Interest payment dates
            Interest on the loan will be paid in the loan currency on the following dates:
        |X| on the principal payment dates specified in clause 2 above.
        o on the last day of each calendar month commencing on ______________ and a final payment on the date of payment of the final installment of loan principal.
        o on the last day of March, June, September and December in each year commencing on __________________, and a final payment on the date of payment of the final installment of loan principal.
        o monthly/quarterly/semi-annually on the __________________ of each month commencing on the _______ and a final payment on the date of payment of the final installment of loan principal.


                                                        Page 18 of 25 pages

      b.    Interest periods
            Interest on the outstanding principal amount of the loan will be computed by you in relation to interest periods.

            The first period will run from the date of disbursement of the loan up to the first interest payment date stipulated in sub-para.
            a) above or the deferred date pursuant to para. 4 below (exclusive of such date). Subsequent interest periods will run from an interest payment date (inclusive of such date) to the next following interest payment date stipulated in sub-para. a) above or the deferred date pursuant to para. 4 below (exclusive of such date).

      c.    Rate of interest and manner of determination
            The principal amount of the loan outstanding from time to time shall carry daily interest from the date of disbursement of the loan up to the principal payment date(s), calculated according to the actual number of days elapsed based on a year of 360 days, at the Foreign Currency Base Rate (as defined below) determined from time to time by the Bank for the first day of each interest period, plus 0.75% p.a. "Foreign Currency Base Rate" herein shall mean the interest rate determined by the bank from time to time, based on interest rates prevailing in international currency markets, for loans in the loan currency and for a period of 1, 2, 3, 6 or 12 months (each such period being hereinafter referred to as a "fixed period") according to the interest period stipulated in sub-para. b) above PROVIDED HOWEVER that:
            1. in a loan where interest is payable in a lump sum concurrently with the principal amount and the period of the loan does not coincide with any fixed period, the Foreign Currency Base Rate for the loan will be the Foreign Currency Base Rate determined by the bank for the first fixed period which is immediately longer than the period of the loan;
            2. in a loan where interest is payable by installments and the first and/or the last interest period(s) is/are shorter than the intervening interest period(s), the Foreign Currency Base Rate for the first and/or the last interest periods (as the case may be) will be the Foreign Currency Base Rate determined by the bank for a fixed period coinciding with the intervening interest period(s).

      The Foreign Currency Base Rate for the first interest period is _____% p.a. and the full interest rate for the first period is _____% p.a. At the end of each interest period, the bank will determine the Foreign Currency Base Rate for the following interest period and notice of the full interest rate for such period will be sent to us.

4.    DEFERRED PAYMENT
            In this paragraph "business day" means a day on which transactions in the loan currency are carried out in your bank.


                                                        Page 19 of 25 pages

            If any date for payment of principal and/or interest and/or commission shall fall on a day which is not a business day in the bank, the date for effecting such payment shall be deferred to the next following business day and interest up to such date will be calculated accordingly.

5.    INTENTIONALLY DELETED

6.    EFFECTIVE COST
      The effective cost of the loan is ______%.

7.    TAXES DUTIES AND OTHER CHARGES
      a. Without derogating from our aforementioned obligations, we undertake to pay to you any amount demanded by you to pay any tax, duty or fees that you have been and/or may be obliged to pay and/or which we have been obliged and/or may be obliged to pay in connection with the loan as well as in the event that the bank may demand immediate repayment of the loan for any reason before the scheduled maturity date(s).

      b. All amounts due from us under the loan will be paid to you by us in full without deduction, set-off or withholding whatsoever in respect of taxes, levies, duties, fees or any other impositions, present or future (hereinafter "tax") levied on any such amount (hereinafter: "payment"). Should we be required to deduct or withhold tax at source from any payment in accordance with the requirements of applicable law (except Israeli Law) and/or any competent authority, we shall effect such payment increased at the required rate to ensure that after deduction or withholding as aforesaid, you will receive on the due date such amount as you would have received had no such deduction or withholding been made as aforesaid.

8.    INCREASED COST
            If the result of any law or regulation or change in the interpretation or application thereof after the date hereof or compliance by you with the requirements or directives of the Bank of Israel or other competent authority (including, but without limiting, those relating to liquidity or reserve requirements) is that the cost to your bank of making, funding or maintaining the loan or any part thereof is increased compared to the cost on the date of disbursement; then and in each such case:
            a. you shall notify us in writing of such event and of the rate of increase (hereinafter "notice of increase").
            b. we shall pay such additional amount as you shall determine will compensate you for such increased cost and/or dilution of yield.
            c. we shall be entitled to prepay the outstanding amount of the loan together with all interest accrued thereon subject as stated below:


                                                        Page 20 of 25 pages

                  1. prepayment shall take place on a principal payment date as stated in para. 2 above provided that such day is a business day as defined in para. 4 above. Should such day not be a business day we may effect payment on the next following business day.
                  2. we shall give you not less than thirty days' prior written notice of the prepayment. Such notice shall be irrevocable and may not be changed.
                  3. we shall pay you, in respect of any amount of principal prepaid as aforesaid, a prepayment commission (if any) payable on the date of prepayment.
                  4. we shall pay you, in respect of the period between the date of giving a notice of increase and actual repayment, the additional amount referred to in sub-para.(b) above.

9.          LOAN CONVENTION
            a. You may at any time at your discretion convert the unpaid balance of the loan or any part thereof into a shekel loan linked to the loan currency and you may reconvert the same or any part thereof and repeat such conversions, each conversion as aforesaid being referred to hereinafter as a "conversion".
            b. A conversion will be effected by making a new loan available, in shekels or the loan currency as the case may be, in the amount that the bank wishes to convert out of the existing loan and the proceeds of the new loan will be used to redeem all or part of the existing loan.
            c. For so long as a loan is maintained in shekels, the principal amount thereof and interest thereon shall be linked to the middle rate (as defined in para. 5 above) of the loan currency as published by you from time to time.
            d. For the avoidance of doubt, we note that no change shall take effect by reason of any conversion, in the amount of principle, interest or commission payable by us to you in the loan currency had such conversion not taken place.
            e. Save as aforesaid, the terms and conditions of the loan as specified herein shall remain unchanged.

10.         PREPAYMENT
                  We shall be entitled to prepay all or any part of the
            outstanding principal amount of the loan or interest thereon or any part thereof before the payment date(s) stipulated above provided we obtain your prior written consent thereto. You may attach such conditions to your giving consent as you shall deem fit.

11.         EURO
            a. We acknowledge that the occurrence or non-occurrence of an event connected to the Economic and Monetary Union of the European Community (hereinafter: the "Union") shall not of


                                                        Page 21 of 25 pages
                  itself cause the cancellation of (by way of frustration or otherwise) or give a right to cancel the loan or to change any of its terms save as stated in para.b) below.

            b. If the loan currency is a national currency which, according to decisions taken or to be taken within the scope of the Union will be cancelled and replaced by a common European currency (hereinafter: "Euro" even if such currency will be given another name), the following provisions shall apply:
                  1. In the transition period between 1st January 1999 and 31st December 2001 or such other expiry date as shall be determined, we may instruct you on any interest payment date stipulated in para. 3a) above to convert the outstanding account of the loan to Euro provided we give you at least 15 days prior written notice of such intention.
                  2. If we do not instruct you as aforesaid, you shall convert the outstanding balance of the loan into Euro on the date of expiry of the transition period or, if such date does not fall on an interest payment date hereunder, on the immediately preceding interest payment date stipulated in para. 3a) above.
                  3. Conversion of the loan into Euro as aforesaid shall be effected in accordance with the standard procedure in force in the bank and without charge.
                  4. Save for the change of the loan currency to Euro, no change in the terms of the loan shall occur as a result of the conversion referred to in sub-paras. 1) and 2) above and the provisions of this application shall continue to apply as prescribed herein.

12.   GOVERNING LAW AND JURISDICTION
      We hereby irrevocably agree and undertake as follows:
      a. This application and all matters relating thereto shall be governed by and construed in accordance with the laws of the State of Israel.
      b.
            1. The competent courts in Israel as stated in sub-para. 2) below shall have sole jurisdiction to hear any dispute deriving from this application.
            2 The sole place of jurisdiction for the purposes hereof shall rest with the competent court in Jerusalem, Tel Aviv-Jaffa, Haifa, Beersheva or Nazereth, whichever is closer to the location of the Bank's branch at which the account mentioned above is maintained.
      c. We hereby waive the raising of any plea of objection in respect of the jurisdiction as provided in sub-clause (b) above in any claim proceeding or dispute deriving herefrom or in connection with this application, and we shall not plead that the court as aforesaid is not the convenient or appropriate forum.
      d. Our consent to jurisdiction as provided in sub-clause (b) above shall not impair your right to take legal proceedings against us


                                                        Page 22 of 25 pages
            in any other competent court in Israel or abroad, and the taking of legal proceedings in a particular court shall not prevent you from taking legal proceedings in another court, whether simultaneously or otherwise.

      e. We hereby give our general consent that in any claim or legal proceeding filed in the court or before another judicial authority in connection with this application, any relief or remedy may be given and any proceeding shall be taken in connection with a claim as aforesaid, including, and without derogating from the generality of the foregoing, proceedings for the execution, enforcement and realisation of any assets or property (unconnected to the actual use or intended use of the said property or assets), and we also agree to any order or judgment given in any claim and proceeding as aforesaid.
      f. Without derogating from any other legal provision regarding the service of process, we hereby consent that any process or claim filed as above shall be served on us at the address furnished to you by us from time to time as the address for the dispatch of mail.

13.   INTENTIONALLY DELETED

14.   IRREVOCABLE INSTRUCTIONS
      We hereby give you irrevocable instructions to debit our account indicated below with the amounts in the loan currency for payments of principal, interest and commission (hereinafter: "amounts due") or such amount in NIS as shall be required to purchase the loan currency amount equivalent to the amounts due, as the case may be, on the payment dates stipulated above on the conversion dates, on the deferred dates or on payment dates determined by you if we shall be obliged to make immediate repayment of the loan under the Debit Agreement as the case may be (hereinafter - the "agreed repayment dates"), and we undertake to pay any amount debited to our account as aforesaid on the due date.
      |_|   Account of the type _______ in the loan currency and in the absence of sufficient balance to cover the amounts due-a debitory account for an indeterminate period in the loan currency or, in your discretion, our NIS current account.
      |_|   Our NIS current account.

      We acknowledge and warrant that all sums debited to our account as aforesaid and not paid when due shall, in the absence of a credit balance or agreed overdraft, carry default interest at an agreed rate or, in the absence of agreement, at the highest rate prevailing in your bank on overdue debit balances in foreign currency or local currency as the case may be.

15.   EXCHANGE RATE
      For the purpose of carrying out this agreement, every sale of loan currency shall be calculated at the lowest rate for transfers and drafts published by you on the date of sale and every purchase shall be


                                                        Page 23 of 25 pages
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      calculated at the highest rate for transfers and drafts published by you on the data of purchase unless a different rate is agreed between us further to a request to buy or sell currency, as the case may be, served by us on you not later than 11:00 a.m. on the date of purchase or sale as aforesaid.

16.   APPLICABILITY OF DOCUMENTS
      The provisions of the debit agreement and account-opening documents (hereinafter "documents") shall also apply to our obligations hereunder provided that in case of conflict between the provisions of this instrument and the documents, the provisions of this instrument shall prevail.

17.   INTERPRETATION
      In this instrument the plural shall include the singular and vice-versa.

                       PEC ISRAEL FINANCE CORPORATION LTD.


                       s/JON BOOCK   s/MICHEL DAHAN
                       -----------------------------------
                           Signature of applicants(s)


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